CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Experts" in the Combined Prospectus/Proxy Statement in the Registration Statement on Form N-14, dated August 18, 1999, of John Hancock Series Trust.

We also consent to the references to our firm under the captions "Financial Highlights" in the John Hancock Growth Funds Prospectus with respect to the John Hancock Large Cap Growth Fund, John Hancock Small Cap Growth Fund (formerly the John Hancock Emerging Growth Fund), John Hancock Small Cap Value Fund, and John Hancock Special Equities Fund, dated July 1, 1999, and "Financial Highlights" in the John Hancock Special Equities Fund Class Y Prospectus, and to the references to our firm under the captions "Independent Auditors" in the John Hancock Small Cap Growth Fund Class A, Class B, Class C and Class I Statement of Additional Information dated September 27, 1999 and in the John Hancock Special Equities Fund Class A, Class B, Class C, and Class Y Statement of Additional Information dated June 1, 1999, and to the use of our reports for the year ended October 31, 1998, dated December 12, 1998, with respect to the financial statements and financial highlights of the John Hancock Emerging Growth Fund and John Hancock Special Equities Fund, included in the Statement of Additional Information included in this Registration Statement on Form N-14, dated August 18, 1999.





                                                     /s/Ernst & Young LLP
                                                     --------------------
                                                     ERNST & YOUNG LLP

Boston, Massachusetts
August 17, 1999